Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Robert Amweg, President & Chief Compliance Officer of Chestnut Street Exchange Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 2/25/2014	/s/ Robert Amweg
Robert Amweg, President & Chief Compliance Officer
(principal executive officer)

I, John Boyle, Chief Financial Officer of Chestnut Street Exchange Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant for the period ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: 2/26/2014	/s/ John Boyle
John Boyle, Chief Financial Officer
(principal financial officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.